SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State of Incorporation)
1-8048		66-0328885

(Commission File No.)		(IRS Employer Identification No.)

1385 Akron Street, Copiague, New York	11726

(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000

(Registrant's telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

               On May 15, 2007, the Company issued a press release announcing its results of operations for the three months ended March 31, 2007. The portion of the information in Exhibit 99.1 related to the Company’s earnings for the three months ended March 31, 2007 is furnished and is incorporated herein by reference.

               The information in this Item 2.02, including the portion of the information in Exhibit 99.1 related to the Company’s earnings for the three months ended March 31, 2007 that is incorporated by reference into this Item 2.02, is being furnished, and shall not be deemed "filed," for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

               In its press release dated May 15, 2007, a copy of which is Exhibit 99.1 to this Report, the Company announced an order valued at approximately $6 million for its new HomePlug™ Product.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	The Company’s press release dated May 15, 2007.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC

Date: May 16, 2007	By:	/s/ Jennifer E. Katsch

Jennifer E. Katsch
Vice President-Finance, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	The Company's Press Release dated May 15, 2007.